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                       PARTNERSHIP INTEREST CERTIFICATE

Certificate No. ______________       Number of Limited Partner Units:___________

                     BRADLEY OPERATING LIMITED PARTNERSHIP
                        A Delaware Limited Partnership


This certifies that ______________________________________________________ is
the registered holder of _________ Limited Partner Units representing Partnership interests in Bradley Operating Limited Partnership, a Delaware limited partnership (the "Partnership"). The partnership interests of said Limited Partner may be transferred only in accordance with Article 12 of the Second Restated Agreement of Limited Partnership (the "Partnership Agreement"). This certificate and the partnership interests represented hereby are issued and shall be held subject to all of the provisions of the Partnership Agreement, as from time to time amended (copies of which are on file at the principal office of the Partnership), to all of which the holder by acceptance hereof assents.

IN WITNESS WHEREOF, Bradley Real Estate, Inc., as general partner of the Partnership, has caused this Certificate to be signed by its duly authorized officers as of this _______ day of _____________, 19_____.


_____________________________________     ______________________________________
Thomas P. D'Arcy                          Irving E. Lingo, Jr.
President and Chief Executive Officer     Treasurer and Chief Financial Officer

  (Subject to Certain Restrictions on Transfer Noted on the Reverse of this
                                 Certificate)

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     THE UNITS OR OTHER PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE
ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN ARTICLE 12 OF THE BRADLEY OPERATING LIMITED PARTNERSHIP SECOND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, DATED AS OF SEPTEMBER 2, 1997, AS AMENDED AND/OR AMENDED AND RESTATED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED FROM BRADLEY OPERATING LIMITED PARTNERSHIP WITHOUT CHARGE UPON REQUEST). THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, SHALL BE DEEMED TO HAVE AGREED TO AND SHALL BE BOUND BY SUCH AGREEMENT.

     THE UNITS OR OTHER PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. SUCH UNITS OR OTHER PARTNERSHIP INTERESTS MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH UNITS OR OTHER PARTNERSHIP INTERESTS WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (2) AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     For Value Received and subject to the approval of Bradley Real Estate, Inc., as the general partner of the Partnership, if so required by Article 12 of the Partnership Agreement, the undersigned hereby sells, assigns and transfers unto ________________ the Partnership Interests represented by this Certificate and does hereby irrevocably constitute and appoint ____________________ attorney to transfer the said Limited Partner Units on the books of the Partnership with full power of substitution in the premises.

Dated_______________, 19_____


                                   ______________________

In the presence of:

________________________________________